UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15997	95-4783236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard Suite 6000 West
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 447-3870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2022, the Company held its 2022 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). As of the record date of April 4, 2022, there were a total of 62,083,381 shares of Class A common stock and 14,127,613 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 48,074,283 shares of Class A common stock and 14,127,613 shares of Class B common stock were present in person or by proxy, representing a quorum.

At the Annual Meeting, the Company’s stockholders elected each of the seven persons listed below under “Election of Directors” to serve as a director of the Company until the next annual meeting of stockholders. The results of the voting at the Annual Meeting on such matter are set forth below.

1. Election of Directors:

Name	For	Withheld	Broker Non-Votes
Walter F. Ulloa	187,676,674	1,673,739	0
Paul A. Zevnik	162,040,072	27,310,341	0
Gilbert R. Vasquez	185,074,696	4,275,717	0
Patricia Diaz Dennis	183,713,560	5,636,853	0
Juan Saldívar von Wuthenau	187,579,393	1,771,020	0
Martha Elena Diaz	188,523,125	827,288	0
Fehmi Zeko	187,796,736	1,553,677	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Entravision Communications Corporation

Date:	May 27, 2022	By:	/s/ Walter F. Ulloa
Walter F. Ulloa, Chairman and Chief Executive Officer